SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)   February 4, 2004
                                                   ________________




                             LINENS 'N THINGS, INC.
________________________________________________________________________________
               (Exact Name of Registrant as Specified in Charter)



         Delaware                     1-12381                 22-3463939
________________________________________________________________________________
(State or Other Jurisdiction        (Commission            (I.R.S. Employer
     of Incorporation)              File Number)          Identification No.)




6 Brighton Road, Clifton, New Jersey                              07015
________________________________________________________________________________
(Address of Principal Executive Offices)                       (Zip Code)




Registrant's telephone number, including area code   (973) 778-1300
                                                  ______________________


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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 12.     Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of Linens 'n Things, Inc. (the "Company") dated February 4, 2004, reporting Company's sales and earnings results for the fourth quarter of 2003 and for fiscal year 2003.


The discussion of the Company's 2003 fourth quarter and 2003 full year results and its commentary regarding expected future results include and, where indicated, exclude the expected impact of EITF 02-16. The expected impact of EITF 02-16 is further detailed in, and reconciled to generally accepted accounting principles (GAAP), as part of the press release. Such information is supplemental to information presented in accordance with GAAP, is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP. In discussing its historical and expected future results and financial condition, the Company believes it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparative basis, the expected impact of EITF 02-16 on operating results and financial condition. In addition, management internally uses these non-GAAP financial performance measures to evaluate performance on a comparative period-to-period basis in terms of absolute performance and trend performance.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     LINENS 'N THINGS, INC.



Dated:   February 4, 2004                      By:    /s/ William T. Giles
                                                      __________________________
                                             Name:    William T. Giles
                                             Title:   Executive Vice President,
                                                      Chief Financial Officer





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                                  EXHIBIT INDEX

Exhibit No.     Description
___________     ___________


   99.1         Press Release of Linens 'n Things, Inc., dated February 4, 2004.